UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2008

UNITED CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10104	04-2294493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Park Place, Great Neck, New York		11021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 466-6464

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On May 7, 2008 Attilio Petrocelli, the Chairman of the Board, President and Chief Executive Officer of United Capital Corp. (the “Company”), sold 446,000 shares of the Company’s Common Stock, $.10 par value (the “Common Stock”) to the Company at a purchase price per share of $21.50 (or an aggregate of $9,589,000) which represents the closing price of the Company’s Common Stock on May 6, 2008 of $21.50 as reported on the American Stock Exchange (“AMEX”).  The shares sold by Mr. Petrocelli were received by Mr. Petrocelli pursuant to the exercise of stock options on May 6, 2008. Such options were scheduled to expire on June 9, 2008. The sale of Common Stock to the Company was approved by the Compensation and Stock Option Committee of the Company.

Item 9.01.       Financial Statements and Exhibits.

Exhibit 99.1--Agreement, dated May 7, 2008 between the Company and A. F. Petrocelli

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CAPITAL CORP.

Dated: May 12, 2008	By:	/s/ Anthony J. Miceli
		Name:	Anthony J. Miceli
		Title:	Vice President, Chief Financial Officer and Secretary